                                                                  Rule 424(b)(3)
                                                      Registration No. 333-34652

                     LORAL SPACE AND COMMUNICATIONS LIMITED

                 PROSPECTUS SUPPLEMENT NO. 9 DATED MAY 15, 2001
                        TO PROSPECTUS DATED MAY 10, 2000

     The Selling Holders table on pages 47 - 48 of the Prospectus is hereby amended to add the following selling holder.

                                            Number of Shares    Number of Shares
                                              of Preferred       of Conversion
Selling Holders                                  Stock              Shares
---------------                             ----------------    ----------------

Bear, Stearns and Co., Inc.                     200,000*           504,279


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* Additional shares only; does not include shares already listed in the Prospectus.